Exhibit 23.17

                       Weil, Akman, Baylin & Coleman, P.A.
                        201 West Padonia Road, Suite 600
                          Timonium, Maryland 21093-2186


                        INDEPENDENT ACCOUNTANT'S CONSENT


         As independent accountants, we hereby consent to the use of our report dated November 30, 1995 with respect to Oncology-Hematology Associates, P.A. and Oncology-Hematology Infusion Therapy, Inc. in this Registration Statement on Form S-8 filed by PhyMatrix Corp. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


                                        /s/  Weil, Akman, Baylin & Coleman, P.A.
                                             WEIL, AKMAN, BAYLIN & COLEMAN, P.A.
Timonium, Maryland
May 10, 1996